Exhibit 10.3

COMMERCIAL LOAN SALE AGREEMENT

by and between

ARES CAPITAL CORPORATION,
as the Originator

and

ARCC CLO 2006 LLC,
as the Trust Depositor

Dated as of July 7, 2006

ARCC Commercial Loan Trust 2006 Notes, Series 2006
Class A-1A, Class A-1A VFN, Class A-1B, Class A-2A, Class A-2B,
Class B, Class C, Class D and Class E Notes

COMMERCIAL LOAN SALE AGREEMENT

THIS COMMERCIAL LOAN SALE AGREEMENT, dated as of July 7, 2006 (as amended, modified, restated, waived, or supplemented from time to time, the “Agreement”), is between ARES CAPITAL CORPORATION, a Maryland corporation (together with its successors and assigns, “Ares Capital”, and in its capacity as originator, together with its successors and assigns, the “Originator”), and ARCC CLO 2006 LLC, a Delaware limited liability company (together with its successors and assigns, the ‘“Trust Depositor”).

WHEREAS, in the regular course of its business, the Originator originates and/or otherwise acquires Loans;

WHEREAS, the Trust Depositor desires to acquire the Initial Loans from the Originator and may acquire from time to time thereafter certain Substitute Loans;

WHEREAS, during the Ramp-Up Period and the Replenishment Period, ARCC Commercial Loan Trust 2006, a Delaware statutory trust (the “Issuer”) intends to acquire Additional Loans from the Trust Depositor from time to time using the proceeds of Draws under the Class A-2 Notes, amounts on deposit in the Class A-2 Funding Account and Principal Collections with respect to the Loan Assets; and the Trust Depositor wishes to convey any such Additional Loans to the Issuer;

WHEREAS, it is a condition to the Trust Depositor’s acquisition of the Initial Loans, any Additional Loans and any Substitute Loans from the Originator that the Originator make certain representations and warranties regarding the Loan Assets for the benefit of the Trust Depositor as well as the Issuer;

WHEREAS, the Trust Depositor is willing to purchase and accept assignment of the Loan Assets from the Originator pursuant to the terms hereof; and

WHEREAS, on the Closing Date, the Trust Depositor will grant a subparticipation (or a participation in a subparticipation) interest in the Initial Loan Assets to the Issuer, pursuant to a Sale and Servicing Agreement, dated as of the date hereof (as amended, modified, restated, replaced, waived, substituted, supplemented or extended from time to time, the “Sale and Servicing Agreement”), among Ares Capital, as the originator and the servicer, the Trust Depositor, as the trust depositor, the Issuer, as the issuer, U.S. Bank National Association, as the trustee and as the collateral administrator, Lyon Financial Services, Inc. (d/b/a U.S. Bank Portfolio Services) as the backup servicer, and Wilmington Trust Company as the owner trustee.

NOW, THEREFORE, based upon the above recitals, the mutual promises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01         Definitions.

Capitalized terms used but not defined in this Agreement shall have the meanings attributed to such terms in the Sale and Servicing Agreement, unless the context otherwise requires.  In addition, as used herein, the following defined terms, unless the context otherwise requires, shall have the following meanings:

“Additional Loan Assets” means any assets to be acquired by the Trust Depositor from the Originator during the Ramp-Up Period and the Replenishment Period pursuant to Section 2.05(a), which assets shall include the Originator’s right, title and interest in the following:

(i)                   the Additional Loans listed in the related Subsequent List of Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii)                  all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)                 all guaranties, indemnities and warranties, Asset Specific Swaps, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)                all collections and records (including Computer Records) with respect to the foregoing;

(v)                 all documents relating to the applicable Loan Files; and

(vi)                all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Elevation” has the meaning provided in Section 8.15(b).

“Elevation Date” has the meaning provided in Section 8.15(b).

“Initial Loan Assets” means any assets to be acquired by the Trust Depositor from the Originator on the Closing Date pursuant to Section 2.01, which assets shall include the Originator’s right, title and interest in the following:

(i)                   the Initial Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the Closing Date;

(ii)                  all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)                 all guaranties, indemnities and warranties, Asset Specific Swaps, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)                the Transaction Accounts together with all cash and investments in each of the foregoing;

(v)                 all collections and records (including Computer Records) with respect to the foregoing;

(vi)                all documents relating to the applicable Loan Files; and

(vii)               all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

“Investment”:  With respect to any Person, any direct or indirect loan, advance or investment by such Person in any other Person, whether by means of share purchase, capital contribution, loan or otherwise, excluding the acquisition of Loans pursuant to the Sale Agreement.

“Loan Assets” means, collectively and as applicable, the Initial Loan Assets, the Substitute Loan Assets and the Additional Loan Assets, as applicable.

“Participated Portion” has the meaning provided in Section 8.15(a).

“Participation” has the meaning provided in Section 8.15(b).

“Participation Period” has the meaning provided in Section 8.15(b).

“Subsidiary”  means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly, through one or more intermediaries, or both, by such Person.

“Substitute Loan Assets” means any assets to be acquired by the Trust Depositor in connection with a substitution of one or more Substitute Loans pursuant to Section 2.04, which assets shall include the Originator’s right, title and interest in the following:

(i)                   the Substitute Loans listed in the related Subsequent List of Loans, all payments paid in respect thereof and all monies due, to become due or paid in respect thereof accruing on and after the applicable Cut-Off Date and all Liquidation Proceeds and recoveries thereon, in each case as they arise after the applicable Cut-Off Date;

(ii)                  all security interests and Liens and Related Property subject thereto from time to time purporting to secure payment by Obligors under such Loans;

(iii)                 all guaranties, indemnities and warranties, Asset Specific Swaps, and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Loans;

(iv)                all collections and records (including Computer Records) with respect to the foregoing;

(v)                 all documents relating to the applicable Loan Files; and

(vi)                all income, payments, proceeds and other benefits of any and all of the foregoing, including but not limited to, all accounts, cash and currency, chattel paper, electronic chattel paper, tangible chattel paper, copyrights, copyright licenses, equipment, fixtures, general intangibles, instruments, commercial tort claims, deposit accounts, inventory, investment property, letter of credit rights, software, supporting obligations, accessions, and other property consisting of, arising out of, or related to the foregoing, but excluding any Excluded Amount with respect thereto.

Section 1.02         Other Terms.

All accounting terms used but not specifically defined herein shall be construed in accordance with generally accepted accounting principles.  The symbol “$” shall mean the lawful currency of the United States of America.  All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

Section 1.03         Computation of Time Periods.

Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including”, the words “to” and “until” each mean “to but excluding”, and the word “within” means “from and excluding a specified date and to and including a later specified date”.

Section 1.04         Interpretation.

In this Agreement, unless a contrary intention appears:

(i)            the singular number includes the plural number and vice versa;

(ii)           reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by the Transaction Documents;

(iii)          reference to any gender includes each other gender;

(iv)          reference to day or days without further qualification means calendar days;

(v)           unless otherwise stated, reference to any time means New York, New York time;

(vi)          references to “writing” include printing, typing, lithography, electronic or other means of reproducing words in a visible form;

(vii)         reference to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, modified, supplemented, replaced, restated, waived or extended and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents, and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor; and

(viii)        reference to any law or statute, including any Applicable Law means such law, statute or Applicable Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any Section or other provision of any Applicable Law means that provision of such Applicable Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such Section or other provision.

Section 1.05         References.

All section references (including references to the Preamble), unless otherwise indicated, shall be to Sections (and the Preamble) in this Agreement.

Section 1.06         Calculations.

Except as otherwise provided herein, all interest rate and basis point calculations hereunder will be made on the basis of a 360 day year and the actual days elapsed in the relevant period and will be carried out to at least three decimal places.

ARTICLE II

TRANSFER OF LOAN ASSETS

Section 2.01         Transfer of Loan Assets.

(a)           The Originator shall sell, assign and convey Loan Assets to the Trust Depositor pursuant to the terms and provisions hereof.

(b)           Subject to and upon the terms and conditions set forth herein (including, without limitation, Section 8.15), the Originator hereby sells, transfers, assigns, sets over and otherwise conveys to the Trust Depositor without recourse, for a purchase price consisting of $308,054,888.70 in cash, all the right, title and interest of the Originator in and to the Initial Loan Assets and proceeds hereof.

To the extent the purchase price paid to the Originator for any Loan Asset conveyed under this Agreement is less than the fair market value of such Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Originator to the Trust Depositor on the Closing Date in the case of the Initial Loans and on the applicable Cut-Off Date, in the case of any Additional Loans or Substitute Loans.

(c)           The Originator and the Trust Depositor each acknowledge with respect to itself that the representations and warranties of the Originator in Sections 3.01 through 3.04 and in Section 3.06 will run to and be for the benefit of the Issuer and the Trustee, and the Issuer and the Trustee may enforce directly (without joinder of the Trust Depositor when enforcing against the Originator), the repurchase obligations of the Originator or the Trust Depositor, as applicable, with respect to breaches of such representations and warranties as set forth in the Sale and Servicing Agreement or in this Agreement.

(d)           The sale, transfer, assignment, set-over and conveyance of the Loan Assets by the Originator to the Trust Depositor pursuant to this Agreement does not constitute and is not intended to result in a creation or an assumption by the Trust Depositor or the Issuer of any obligation of the Originator as lead agent, collateral agent or paying agent under any Agented Loan.

(e)           The Originator and the Trust Depositor intend and agree that (i) the transfer of the Loan Assets by the Originator to the Trust Depositor is intended to be a sale, conveyance and transfer of ownership of the applicable Loan Assets, as the case may be, rather than the mere granting of a security interest to secure a borrowing and (ii) such Loan Assets, as applicable, shall not be part of the Originator’s estate in the event of a filing of a bankruptcy petition or other action by or against such Person under any Insolvency Law.  In the event, however, that notwithstanding such intent and agreement, such transfers are deemed to be a mere grant of a security interest to secure indebtedness, the Originator shall be deemed to have granted (and as of the Closing Date hereby grants to) the Trust Depositor a perfected first priority security interest within the meaning of Article 9 of the UCC in all right, title and interest of the Originator in such Loan Assets, and this Agreement shall constitute a security agreement under Applicable Law, securing the repayment of a loan deemed to have been in an amount equal to the aggregate purchase price paid hereunder, in the order of priorities, and subject to the other terms and conditions of, this Agreement, the Sale and Servicing Agreement, the Indenture and the Trust Agreement, together with such other obligations or interests as may arise hereunder and thereunder in favor of the parties hereto and thereto.

(f)            If any such transfer of the Loan Assets is deemed to be a mere grant of a security interest to secure a borrowing, the Trust Depositor may, to secure the Trust Depositor’s own borrowing under the Sale and Servicing Agreement (to the extent that the transfer of the Loan Assets thereunder is deemed to be a mere grant of a security interest to secure a borrowing), repledge and reassign (i) all or a portion of the Loan Assets pledged to the Trust Depositor by the Originator and with respect to which the Trust Depositor has not released its security interest at the time of such pledge and assignment, and (ii) all proceeds thereof.  Such repledge and reassignment may be made by the Trust Depositor with or without a repledge and reassignment by the Trust Depositor of its rights under any agreement with the Originator, and without further notice to or acknowledgment from the Originator.  The Originator waives, to the extent permitted by Applicable Law, all claims, causes of action and remedies, whether legal or equitable (including any right of setoff), against the Trust Depositor or any assignee of the Trust Depositor relating to such action by the Trust Depositor in connection with the transactions contemplated by this Agreement and the Transaction Documents.

Section 2.02         Conditions to Transfer of Loan Assets to the Trust Depositor.

On or before the Closing Date, the Originator shall deliver or cause to be delivered to the Trust Depositor, the Owner Trustee and the Trustee each of the documents, certificates and other items as follows:

(i)            an Officer’s Certificate of the Originator substantially in the form of Exhibit C to the Sale and Servicing Agreement;

(ii)           copies of resolutions of the board of directors of the Originator and the Servicer or of the executive committee of the board of directors of the Originator and the Servicer approving the execution, delivery and performance of this Agreement, the Transaction Documents to which it is a party and the transactions contemplated hereunder, certified in each case by a Responsible Officer of the Originator and the Servicer;

(iii)          officially certified evidence dated within 30 days prior to the Closing Date of due formation and good standing of the Originator under the laws of the State of New York;

(iv)          the initial List of Loans, certified by a Responsible Officer of the Originator, together with the delivery of any instruments and Loan Files as required under Section 2.07;

(v)           a letter from KPMG LLP or another nationally recognized accounting firm, addressed to the Originator and the Trust Depositor (with a copy to Moody’s and S&P), stating that such firm has reviewed a sample of the Initial Loans and performed specific procedures for such sample with respect to certain loan terms and that identifies those Initial Loans that do not conform;

(vi)          evidence of proper filing with appropriate offices in the State of Delaware of a UCC financing statement listing the Originator, as debtor, naming the Trustee as total assignee and identifying the Loan Assets as collateral;

(vii)         an Officer’s Certificate from the Servicer’s listing the Servicing Officers;

(viii)        evidence of deposit in the Principal and Interest Account of all Principal Collections received with respect to the Initial Loans on and after the Closing Date, together with an Officer’s Certificate from the Servicer to the effect that such amount is correct; and

(ix)           a fully executed copy of each of the Transaction Documents.

Section 2.03         Acceptance by the Trust Depositor.

Within three Business Days after the Closing Date, if the conditions set forth in Section 2.02 have been satisfied, the Originator shall deliver, on behalf of the Trust Depositor, to the Trustee the Initial Loan Assets and such delivery to and acceptance by the Issuer shall be deemed to be delivery to and acceptance by the Trust Depositor.

Section 2.04         [Reserved]

Section 2.05         Conveyance of Additional Loans.

(a)           The Trust Depositor may, at any time during the Ramp-Up Period and the Replenishment Period and subject to the conditions set forth in this Section 2.05, purchase Additional Loan Assets from the Originator.  The purchase price paid by the Issuer for any Additional Loan shall be an amount equal to (x) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof or (y) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, as applicable, plus, in each case, accrued and unpaid interest thereon.

(b)           Upon the acquisition of any Additional Loan Assets pursuant to and in accordance with this Section 2.05, the Trust Depositor will convey such Additional Loan Assets to the Issuer pursuant to the Sale and Servicing Agreement and, upon the pledge by the Issuer of such Loan Assets to the Trustee for the benefit of the Noteholders, such Additional Loan Assets shall become part of the Collateral subject to the Lien of the Indenture.

(c)           The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Additional Loans and the Loan Assets related thereto only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Loan Asset Certificate by the Trust Depositor shall be deemed a representation and warranty by the Issuer, Trust Depositor and the Originator that such conditions are satisfied as of the related Cut-Off Date):

(i)            the Trust Depositor shall have provided the Issuer and the Trustee with a timely Loan Asset Certificate complying with the definition thereof contained herein, which Loan Asset Certificate shall be delivered no later than 11:00 a.m. on the related Cut-Off Date;

(ii)           with respect to the acquisition of any Additional Loan, after giving effect to the sale of the applicable Additional Loan Assets to the Issuer under the Sale and

Servicing Agreement and the inclusion of such Loan in the Collateral, the Portfolio Acquisition and Disposition Requirements and, solely with respect to such acquisitions effected during the Replenishment Period, the Portfolio Criteria are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to the acquisition of any such Additional Loan effected during the Replenishment Period, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Additional Loans;

(iii)          the Originator shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Additional Loans on and after the related Cut-Off Date;

(iv)          as of each Cut-Off Date, the Originator was Solvent and it will not be rendered insolvent by the transfer of the applicable Additional Loan Assets to the Trust Depositor on such Cut-Off Date nor is it aware of any pending insolvency;

(v)           no selection procedures believed by the Originator to be adverse to the interests of the Holders shall have been utilized in selecting the Additional Loans; and

(vi)          each of the representations and warranties made by the Trust Depositor pursuant to Section 3.02 (including without limitation that each such Additional Loan is an Eligible Loan and Section 3.04 applicable to the Additional Loans shall be true and correct as of the related Cut-Off Date.

(d)           The Originator shall, at its own expense, on or prior to the related Cut-Off Date, indicate in its Computer Records that ownership of the applicable Additional Loans identified on the applicable Subsequent List of Loans has been sold by the Originator to the Trust Depositor, pursuant to this Agreement, and by the Trust Depositor to the Issuer, pursuant to the Sale and Servicing Agreement.

(e)           The Originator shall deliver prior written notice of the inclusion of an Additional Loan to Moody’s and S&P.

Section 2.06         Release of Excluded Amounts.

The parties acknowledge and agree that the Trust Depositor has no interest in the Excluded Amounts.  Immediately upon the release to the Trust Depositor by the Trustee of the Excluded Amounts, the Trust Depositor hereby irrevocably agrees to release to the Originator such Excluded Amounts, which release shall be automatic and require no further action by the Trust Depositor; provided that the Trust Depositor shall execute and deliver such instruments of release and assignment, or otherwise confirming the foregoing release of any Excluded Amounts, as may be reasonably requested by the Originator.

Section 2.07         Delivery of Documents in the Loan File; Recording of Assignments of Mortgage.

(a)           Subject to the delivery requirements set forth in Section 2.07(b), the Originator shall deliver, on behalf of the Trust Depositor, possession of all the Loan Files to the Trustee on behalf of and for the account of the Noteholders.  The Originator shall also identify on the List of Loans (including any deemed amendment thereof associated with any Additional Loans or Substitute Loans), whether by attached schedule or marking or other effective identifying designation, all Loans that are evidenced by such instruments.

(b)           With respect to each Loan in the Collateral, on or before the Closing Date in the case of the Initial Loans and on or before the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, the Originator, on behalf of the Trust Depositor, will deliver or cause to be delivered to the Trustee, to the extent not previously delivered, each of the documents in the Loan File with respect to such Loan, except that (i) to the extent required to be delivered pursuant to the Sale and Servicing Agreement as part of the Required Loan Documents with respect to such Loan, the original recorded Mortgage, in those instances where a copy thereof certified by the Originator was delivered to the Trustee as a Required Loan Document pursuant to clause (b)(iii)(x) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after receipt thereof, and in any event within one year after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans or Substitute Loans, and (ii) to the extent required to be delivered pursuant to the Sale and Servicing Agreement as part of the Required Loan Documents with respect to such Loan, any intervening Assignments of Mortgage, in those instances where copies thereof certified by the Originator were delivered to the Trustee as a Required Loan Document pursuant to clause (b)(iii)(x) of the definition thereof, will be delivered or caused to be delivered within ten Business Days after the receipt thereof, and in any event, within one year after the Closing Date in the case of the Initial Loans and the related Cut-Off Date in the case of any Additional Loans of Substitute Loans.  Notwithstanding the foregoing in clauses (i) and (ii) of this Section 2.07(b), in those instances where the public recording office retains the original Mortgage or the intervening Assignments of Mortgage after it has been recorded, the Originator shall be deemed to have satisfied its obligations hereunder upon delivery to the Trustee of a copy of such Mortgage or Assignments of Mortgage certified by the public recording office to be a true copy of the recorded original thereof.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The Originator makes, and upon transferring any Additional Loan or Substituted Loan is deemed to make, the representations and warranties in Section 3.01 through Section 3.04, on which the Trust Depositor will rely in conveying the Initial Loan Assets on the Closing Date to the Issuer, and on which the Issuer and the Securityholders will rely.  The Trust Depositor acknowledges that such representations and warranties are being made by the Originator for the benefit of the Issuer and the Securityholders.

Such representations and warranties are given as of the execution and delivery of this Agreement and as of the Closing Date (or Cut-Off Date, as applicable), but shall survive the sale, transfer and assignment of the Loan Assets to the Issuer.  The repurchase obligation or substitution obligation of the Originator set forth in Section 6.01 constitutes the sole remedy available for a breach of a representation or warranty of the Originator set forth in Section 3.01, through Section 3.04 and no Servicer Default or other default may result therefrom.

Section 3.01         Representations and Warranties Regarding the Originator.

By its execution of this Agreement the Originator represents and warrants that:

(a)           Organization and Good Standing.  The Originator is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland and has the power to own its assets and to transact the business in which it is currently engaged.  The Originator is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect with respect to the Originator.

(b)           Authorization; Valid Sale; Binding Obligations.  The Originator has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Trust Depositor and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Trust Depositor to be created.  This Agreement shall effect a valid sale, transfer and assignment of or grant of a security interest in the Loan Assets from the Originator to the Trust Depositor, enforceable against the Originator and creditors of and purchasers from the Originator.  This Agreement and the other Transaction Documents to which the Originator is a party constitute the legal, valid and binding obligation of the Originator enforceable in accordance with their terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)           No Consent Required.  The Originator is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d)           No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Originator, and the consummation of the transactions contemplated hereby and thereby, will not violate any Applicable Law applicable to the Originator, or conflict with, result in a default under or constitute a breach of the Originator’s organizational documents or the Contractual Obligations to which the Originator is a party or by which the Originator or any of the Originator’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Originator threatened, against the Originator or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (1) that, if adversely determined, would in the reasonable judgment of the Originator be expected to have a Material Adverse Effect on the business, properties, assets or condition (financial or otherwise) of the Originator or the transactions contemplated by this Agreement or the other Transaction Documents to which the Originator is a party or (2) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Certificate or Notes.

(f)            Solvency.  The Originator, at the time of and after giving effect to each conveyance of Loan Assets hereunder, is Solvent on and as of the date thereof.

(g)           Taxes.  The Originator has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has paid all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees other charges imposed on it or any of its property by any Governmental Authority (other any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Originator); no tax Lien has been filed and, to the Originator’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)           Place of Business; No Changes.  The Originator’s location (within the meaning of Article 9 of the UCC) is the State of New York.  The Originator has not changed its name, whether by amendment of its Articles of Incorporation, by reorganization or otherwise, and has not changed its location within the four months preceding the Closing Date.

(i)            Not an Investment Company.  Neither the Originator nor the pool of Loan Assets are registered or are required to be registered, as an “investment company” within the meaning of the 1940 Act.

(j)            Sale Treatment.  Other than for accounting and tax purposes, the Originator has treated the transfer of Loan Assets to the Trust Depositor for all purposes as a sale and purchase on all of its relevant books and records.

(k)           Security Interest.

(i)            This Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in favor of the Trust Depositor in all right, title and interest of Originator in the Loan Assets, which security interest is prior to all other Liens (except for Permitted Liens), and is enforceable as such against creditors of and purchasers from the Originator;

(ii)           the Loans, along with the related Loan Files, constitute either a “general intangible,” an “instrument,” an “account,” “investment property,” or “chattel paper,” within the meaning of the applicable UCC;

(iii)          the Originator owns and has, and upon the sale and transfer thereof by the Originator to the Trust Depositor, the Trust Depositor will have good and marketable title to such Loan Assets free and clear of any Lien (other than Permitted Liens), claim or encumbrance of any Person;

(iv)          the Originator has received all consents and approvals required by the terms of the Loan Assets to the sale of the Loan Assets hereunder to the Trust Depositor;

(v)           the Originator has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect the security interest in such Loan Assets granted to the Trust Depositor under this Agreement in the name of the Trustee, for the benefit of, and as agent for, the Securityholders;

(vi)          other than the security interest granted to the Trust Depositor pursuant to this Agreement, the Originator has not pledged, assigned, sold, granted a security interest in or otherwise conveyed any of such Loan Assets.  The Originator has not authorized the filing of and is not aware of any financing statements naming the Originator as debtor that include a description of collateral covering such Loan Assets other than any financing statement (A) relating to the security interest granted to the Trust Depositor under this Agreement, or (B) that has been terminated.  The Originator is not aware of the filing of any judgment or tax Lien filings against the Originator;

(vii)         all original executed copies of each Underlying Note (if any) that constitute or evidence the Loan Assets have been delivered to the Trustee and, in the case of Noteless Loans, the documents required pursuant to clause (ii)(a)(2) of the definition of Required Loan Documents have been delivered to the Trustee;

(viii)        except with respect to Noteless Loans, the Originator has received a written acknowledgment from the Trustee that the Trustee or its bailee is holding any Underlying Notes that constitute or evidence any Loan Assets solely on behalf of and for the benefit of the Securityholders; and

(ix)           none of the Underlying Notes that constitute or evidence any Loan Assets has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Trust Depositor and the Trustee.

(l)            Value Given.  The cash payment and the corresponding increase in the Originator’s equity interest in the Trust Depositor received by the Originator in respect of the purchase price the Loans sold hereunder constitutes the fair market value of such Loan and the Originator has received the reasonably equivalent value in consideration for the transfer to the Trust Depositor of such Loan under this Agreement, such transfer was not made for or on account of an antecedent debt owed by the Originator to the Trust Depositor, and such transfer was not and is not voidable or subject to avoidance under any Insolvency Law.

(m)          No Defaults.  The Originator is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or otherwise) or operations of the Originator or its respective properties or might have consequences that would materially and adversely affect its performance hereunder.

(n)           Bulk Transfer Laws.  The transfer, assignment and conveyance of the Loans by the Originator pursuant to this Agreement are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

(o)           Origination and Collection Practices.  The origination and collection practices used by the Originator and any of its Affiliates with respect to each Loan have been consistent with the Servicing Standard and comply in all material respects with the Credit and Collection Policy.

(p)           Nonconsolidation.  Each of the Trust Depositor and the Originator conducts its affairs such that the Trust Depositor or the Originator would not be substantively consolidated in the estate of the other and their respective separate existences would not be disregarded in the event of the Originator’s bankruptcy.  Without limitation to any of the foregoing, each of the Trust Depositor and the Originator has not and shall not:

(i)            engage in any business or activity other than the purchase and receipt of Collateral and related assets under the Loan Sale Agreement, the sale and pledge of Collateral under the Transaction Documents, and such other activities as are incidental thereto;

(ii)           acquire or own any material assets other than (a) the Collateral and related assets and (b) incidental property as may be necessary for the operation of either the Trust Depositor or the Originator and the performance of its obligations under the Transaction Documents;

(iii)          merge into or consolidate with any Person or dissolve, terminate or liquidate in whole or in part, transfer or otherwise dispose of all or substantially all of its assets or change its legal structure, or jurisdiction of formation;

(iv)          fail to preserve its existence as an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, amend, modify, terminate or fail to comply with the provisions of its operating agreement, or fail to observe limited liability company formalities;

(v)           own any Subsidiary or make any Investment in any Person;

(vi)          except as permitted by this Agreement, commingle its assets with the assets of any of its Affiliates, or of any other Person;

(vii)         incur any debt, secured or unsecured, direct or contingent (including guaranteeing any obligation), other than indebtedness incurred under the Transaction Documents; provided that such debt is not evidenced by a note and is paid when due;

(viii)        become insolvent or fail to pay its debts and liabilities from its assets as the same shall become due;

(ix)           fail to maintain its records, books of account and bank accounts separate and apart from those of any other Person;

(x)            enter into any contract or agreement with any Person, except upon terms and conditions that are commercially reasonable and intrinsically fair and substantially similar to those that would be available on an arms-length basis with third parties other than such Person;

(xi)           seek its dissolution or winding up in whole or in part;

(xii)          fail to correct any known misunderstandings regarding the separate identity of Trust Depositor and the Originator or any principal or Affiliate thereof or any other Person;

(xiii)         guarantee, become obligated for, or hold itself out to be responsible for the debt of another Person;

(xiv)        make any loan or advances to any third party, including any principal or Affiliate, or hold evidence of indebtedness issued by any other Person (other than the Loans and cash);

(xv)         fail to file its own separate tax return, or file a consolidated federal income tax return with any other Person, except as may be required by the Code and regulations;

(xvi)        fail either to hold itself out to the public as a legal entity separate and distinct from any other Person or to conduct its business solely in its own name in order not (a) to mislead others as to the identity with which such other party is transacting business, or (b) to suggest that it is responsible for the debts of any third party (including any of its principals or Affiliates);

(xvii)       fail to maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

(xviii)      file or consent to the filing of any petition, either voluntary or involuntary, to take advantage of any applicable insolvency, bankruptcy, liquidation or reorganization statute, or make an assignment for the benefit of creditors;

(xix)         except as may be required by the Code and regulations, share any common logo with or hold itself out as or be considered as a department or division of (a) any of its principals or Affiliates, (b) any Affiliate of a principal or (c) any other Person;

(xx)          permit any transfer (whether in any one or more transactions) of any direct or indirect ownership interest in the Trust Depositor or the Originator to the extent it has the ability to control the same, unless the Trust Depositor or the Originator delivers to the Trustee an acceptable non-consolidation opinion;

(xxi)         fail to maintain separate financial statements, showing its assets and liabilities separate and apart from those of any other Person;

(xxii)        fail to pay its own liabilities and expenses only out of its own funds;

(xxiii)       fail to pay the salaries of its own employees, if any, in light of its contemplated business operations;

(xxiv)       acquire the obligations or securities of its Affiliates or stockholders;

(xxv)        guarantee any obligation of any person, including an Affiliate;

(xxvi)       fail to allocate fairly and reasonably any overhead expenses that are shared with an Affiliate, including paying for office space and services performed by any employee of an Affiliate;

(xxvii)      fail to use separate invoices and checks bearing its own name;

(xxviii)     fail to have a separate telephone number, stationery and other business forms from those, if any, of the Trust Depositor;

(xxix)       pledge or permit the pledge of its assets or ownership interests in the Trust Depositor for the benefit of any other Person, other than with respect to payment of the indebtedness to the Secured Parties hereunder;

(xxx)        fail at any time to have at least one independent manager (an “Independent Manager”) who is not currently a director, officer, employee, trade creditor shareholder, manager or member (or spouse, parent, sibling or child of the foregoing) of (a) the Servicer, (b) the Trust Depositor, (c) any principal of the Servicer, (d) any Affiliate of the Servicer, or (e) any Affiliate of any principal of the Servicer; provided that such Independent Manager may be an independent manager or an independent director of another special purpose entity affiliated with the Servicer or fail to ensure that all limited liability company action relating to the selection, maintenance or replacement of the Independent Manager are duly authorized by the unanimous vote of the board of managers (including the Independent Managers);

(xxxi)       fail to provide that the unanimous consent of all members (including the consent of the Independent Manager) is required for the Trust Depositor to (a) dissolve or liquidate, in whole or part, or institute proceedings to be adjudicated bankrupt or insolvent, (b) institute or consent to the institution of bankruptcy or insolvency proceedings against it, (c) file a petition seeking or consent to reorganization or relief under any applicable federal or state law relating to bankruptcy or insolvency, (d) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Trust Depositor, (e) make any assignment for the benefit of the Trust Depositor’s creditors, (f) admit in writing its inability to pay its debts generally as they become due, or (g) take any action in furtherance of any of the foregoing; and

(xxxii)      take or refrain from taking, as applicable, each of the activities specified in the non-consolidation opinion of Latham & Watkins LLP, dated as of the date hereof, upon which the conclusions expressed therein are based.

(xxxiii)     The Trust Depositor has received in writing from the Originator confirmation that the Originator will not cause the Trust Depositor to file a voluntary petition under the Bankruptcy Code or Insolvency Laws.

(q)           Lack of Intent to Hinder, Delay or Defraud.  Neither the Originator nor any of its Affiliates sold, or will sell, any interest in any Loan with any intent to hinder, delay or defraud any of their respective creditors.

(r)            Accuracy of Information.  All written factual information heretofore furnished by the Originator for purposes of or in connection with this Agreement or the other Transaction Documents to which Originator is a party, or any transaction contemplated hereby or thereby is, and all such written factual information hereafter furnished by the Originator to any party to the Transaction Documents will be, true and accurate in all material respects, on the date such information is stated or certified.

The representations and warranties set forth in Section 3.01(k) may not be waived by any Person and shall survive the termination of this Agreement.  The Originator and Trust Depositor (i) shall not waive any breach of the representations and warranties in Section 3.01(k), and (ii) shall provide S&P with prompt written notice of any breach of the representations and warranties set out in Section 3.01(k).

Section 3.02                               Representations and Warranties Regarding Each Loan and as to Certain Loans in the Aggregate.

The Originator represents and warrants (x) with respect to Section 3.02(a), Section 3.02(b) and Section 3.02(d) as to each Loan as of the Closing Date, and as of each Cut-Off Date with respect to each Additional Loan and each Substitute Loan, as applicable, and (y) with respect to Section 3.02(c), as to the Collateral in the aggregate as of the Closing Date, and as of each Cut-Off Date with respect to Additional Loans and Substitute Loans (after giving effect to the addition of such Additional Loans and Substitute Loans to the Collateral), that:

(a)           List of Loans.  The information set forth in the List of Loans attached to the Sale and Servicing Agreement as Exhibit G (as the same may be amended or deemed amended in respect of a conveyance of Additional Loans or Substitute Loans on a Cut-Off Date) is true, complete and correct as of the Closing Date, in the case of the Initial Loans, or the applicable Cut-Off Date in the case of Additional Loans or Substitute Loans.

(b)           Eligible Loan.  Such Loan satisfies the criteria for the definition of Eligible Loan as of the date of its conveyance hereunder.

(c)           Loans Secured by Real Property.  To the Originator’s best knowledge after reasonable inquiry, less than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of the Closing Date consists of Loans principally secured by real property and the Originator will not effectuate the transfer of an Additional Loan or Substitute Loan if the Originator knows after reasonable inquiry that such transfer would cause more than 40% of the Aggregate Outstanding Loan Balance of the Collateral as of any Cut-Off Date to consist of Loans principally secured by real property; provided that, for this purpose, a Loan will be considered principally secured by real property if the Originator knows that the fair market value of the interest in real property securing the Loan exceeds 50% of its Outstanding Loan Balance.

(d)           Participated Loans.  Any Participated Loan included in the Collateral (other than a Qualified Participated Loan) shall be converted to a full assignment within 60 days following the Closing Date.

Section 3.03         [Reserved]

Section 3.04         Representations and Warranties Regarding the Required Loan Documents.

The Originator represents and warrants on the Closing Date with respect to the Initial Loans (or as of the related Cut-Off Date, with respect to Additional Loans and Substitute Loans), that except as otherwise provided in Section 2.07, the Required Loan Documents and each other item identified on each Loan Checklist with respect to the Loan File for each Loan are in the possession of the Trustee.

Section 3.05         [Reserved].

Section 3.06         Representations and Warranties Regarding the Trust Depositor.

By its execution of this Agreement the Trust Depositor represents and warrants to the Originator that:

(a)           Organization and Good Standing.  The Trust Depositor is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware and has the power to own its assets and to transact the business in which it is currently engaged.  The Trust Depositor is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure so to qualify would have a Material Adverse Effect on the business, properties, assets or condition (financial or other) of the Trust Depositor or the Issuer.

(b)           Authorization; Valid Sale; Binding Obligations.  The Trust Depositor has the power and authority to make, execute, deliver and perform this Agreement and the other Transaction Documents to which it is a party and all of the transactions contemplated under this Agreement and the other Transaction Documents to which it is a party, and to create the Issuer and cause it to make, execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which the Issuer is a party, and the Trust Depositor has taken all necessary limited liability company action to authorize the execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party and to cause the Issuer to be created.  This Agreement shall effect a valid sale, transfer and assignment of or grant a security interest in the Loan Assets from the Trust Depositor to the Issuer.  This Agreement and the other Transaction Documents to which the Trust Depositor is a party constitute the legal, valid and binding obligation of the Trust Depositor enforceable in accordance with their respective terms, except as enforcement of such terms may be limited by applicable Insolvency Laws and general principles of equity, whether considered in a suit at law or in equity.

(c)           No Consent Required.  The Trust Depositor is not required to obtain the consent of any other party (other than those that it has already obtained) or any consent, license, approval or authorization from, or registration or declaration with, any Governmental Authority (other than those that it has already obtained) in connection with the execution, delivery, performance, validity or enforceability of this Agreement or the other Transaction Documents to which it is a party.

(d)           No Violations.  The execution, delivery and performance of this Agreement and the other Transaction Documents to which it is a party by the Trust Depositor, and the consummation of the transactions contemplated hereby and thereby, will not violate any Applicable Law applicable to the Trust Depositor, or conflict with, result in a default under or constitute a breach of the Trust Depositor’s organizational documents or any Contractual Obligations to which the Trust Depositor is a party or by which the Trust Depositor or any of the Trust Depositor’s properties may be bound, or result in the creation or imposition of any Lien of any kind upon any of its properties pursuant to the terms of any such Contractual Obligations, other than as contemplated by the Transaction Documents.

(e)           Litigation.  No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Trust Depositor threatened, against the Trust Depositor or any of its properties or with respect to this Agreement, the other Transaction Documents to which it is a party or the Securities (i) that, if adversely determined, would in the reasonable judgment of the Trust Depositor be expected to have a Material Adverse Effect on the business, properties, assets or condition (financial or otherwise) of the Trust Depositor or the Issuer or the transactions contemplated by this Agreement or the other Transaction Documents to which the Trust Depositor is a party or (ii) seeking to adversely affect the federal income tax or other federal, state or local tax attributes of the Securities.

(f)            Solvency.  The Trust Depositor, at the time of, and after giving effect to each conveyance of Loan Assets under the Sale and Servicing Agreement, is as of the date hereof and as of such other dates, Solvent.

(g)           Taxes.  The Trust Depositor has filed or caused to be filed all tax returns which, to its knowledge, are required to be filed and has put all taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any amount of tax due, the validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in accordance with generally accepted accounting principles have been provided on the books of the Trust Depositor); no tax Lien has been filed and, to the Trust Depositor’s knowledge, no claim is being asserted, with respect to any such tax, fee or other charge.

(h)           Place of Business; No Changes.  The Trust Depositor’s location (within the meaning of Article 9 of the UCC) is the State of Delaware.  The Trust Depositor has not changed its name, whether by amendment of its certificate of formation, by reorganization or otherwise, and has not changed its location, within the four months preceding the Closing Date.

(i)            Not an Investment Company.  The Trust Depositor is not and, after giving effect to the transactions contemplated by the Transaction Documents, will not be required to be registered as an “investment company” within the meaning of the 1940 Act.

(j)            Sale Treatment.  Other than for accounting and tax purposes, the Trust Depositor has treated the transfer of Loan Assets to the Issuer for all purposes as a sale and purchase on all of its relevant books and records and other applicable documents.

ARTICLE IV

PERFECTION OF TRANSFER AND
PROTECTION OF SECURITY INTERESTS

Section 4.01         Custody of Loans.

The contents of each Loan File shall be held in the custody of the Trustee under the terms of the Sale and Servicing Agreement for the benefit of, and as agent for, the Securityholders.

Section 4.02         Filing.

On or prior to the Closing Date, the Originator shall cause the UCC financing statement(s) referred to in Section 2.02(vi) to be filed.  Notwithstanding the obligations of the Originator set forth in the preceding sentence, the Originator hereby authorizes the Servicer to prepare and file, at the expense of the Servicer, UCC financing statements (including but not limited to renewal, continuation or in lieu statements) and amendments or supplements thereto or other instruments as the Servicer may from time to time deem necessary or appropriate in order to perfect and maintain the security interest granted hereunder in accordance with the UCC.

Section 4.03         Changes in Name, Corporate Structure or Location.

(a)           During the term of this Agreement, the Originator shall not change its name, form of organization, existence, state of formation or location without first giving at least 30 days’ prior written notice to the Trust Depositor and Servicer.

(b)           If any change in the Originator’s name, form of organization, existence, state of formation, location or other action would make any financing or continuation statement or notice of ownership interest or Lien relating to any Loan Asset seriously misleading within the meaning of applicable provisions of the UCC or any title statute, the Originator, or the Servicer on its behalf, no later than five Business Days after the effective date of such change, shall file such amendments as may be required to preserve and protect the Trust Depositor’s and the Issuer’s interests in the Loan Assets and the proceeds thereof.  Promptly after taking any of the foregoing actions, the Originator, or the Servicer on its behalf, shall deliver to the Owner Trustee and the Trustee an Opinion of Counsel reasonably acceptable to the Owner Trustee and the Trustee stating that, in the opinion of such counsel, all financing statements or amendments necessary to preserve and protect the Trustee’s security interest in the Loan Assets have been filed, and reciting the details of such filing.

Section 4.04         Sale Treatment.

Other than for accounting and tax purposes, the Originator shall treat the transfer of Loan Assets made hereunder for all purposes as a sale and purchase on all of its relevant books and records.

Section 4.05         Separateness from Trust Depositor.

The Originator agrees to take or refrain from taking or engaging in with respect to the Trust Depositor, each of the actions or activities specified in the “substantive consolidation” opinion of Latham & Watkins, LLP (including any certificates of the Originator attached thereto) delivered on the Closing Date, upon which the conclusions therein are based.

ARTICLE V

COVENANTS OF THE ORIGINATOR

Section 5.01         Corporate Existence.

During the term of this Agreement, the Originator will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the jurisdiction of its formation and will obtain and preserve its qualification to do business in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the other Transaction Documents and each other instrument or agreement necessary or appropriate to the proper administration of this Agreement and the transactions contemplated hereby.  In addition, all transactions and dealings between the Originator and the Trust Depositor will be conducted on an arm’s-length basis.

Section 5.02         Loans Not to Be Evidenced by Promissory Notes.

The Originator will take no action to cause any Loan not originally evidenced by an Underlying Note to be evidenced by an instrument (as defined in the UCC), except in connection with the enforcement or collection of such Loan.

Section 5.03         Security Interests.

(a)           The Originator will not sell, pledge, assign or transfer to any Person other than the Trust Depositor, or grant, create, incur, assume or suffer to exist any Lien on any Loan in the Collateral or its interest in any Related Property, other than the Lien granted to the Trust Depositor, whether now existing or hereafter transferred to the Trust Depositor, or any interest therein.  The Originator will immediately notify the Trust Depositor of the existence of any Lien on any Loan in the Collateral or its interest in any Related Property; and the Originator shall defend the right, title and interest of the Trust Depositor in, to and under the Loans in the Collateral and the Trust Depositor’s interest in any Related Property, against all claims of third parties; provided that nothing in this Section 5.03(a) shall prevent or be deemed to prohibit the Originator from suffering to exist Permitted Liens upon any of the Loans in the Collateral or its interest in any Related Property.

(b)           The Originator will not sell, pledge, assign or transfer to Person other than the Trust Depositor, or grant, create, incur, assume or suffer to exist any Lien on any warrants and equity instruments issued in the name of the Originator or its Affiliates in connection with or related to any Loan in the Collateral, other than the Lien granted to the Trust Depositor, whether now existing or hereafter transferred to the Trust Depositor.  The Originator will immediately notify the Trust Depositor of the existence of any Lien on any warrants and equity instruments issued in the name of the Originator or its Affiliates in connection with or related to any Loan in the Collateral; provided that nothing in this Section 5.03(b) shall prevent or be deemed to prohibit the Originator from suffering to exist Permitted Liens on any warrants and equity instruments issued in the name of the Originator or its Affiliates in connection with or related to any Loan in the Collateral.

Section 5.04         Compliance with Law.

The Originator hereby agrees to comply in all material respects with all Applicable Law applicable to the Originator except where the failure to do so would not have a Material Adverse Effect on the Securityholders.

Section 5.05         Liability of Originator.

The Originator shall be liable in accordance herewith only to the extent of the obligations specifically undertaken by the Originator under this Agreement.

Section 5.06         Limitation on Liability of Originator and Others.

The Originator and any director, officer, employee or agent of the Originator may rely in good faith on any document of any kind, prima facie properly executed and submitted by any Person respecting any matters arising hereunder.  The Originator and any director, officer, employee or agent of the Originator shall be reimbursed by the Trust Depositor for any liability or expense incurred by reason of the Trust Depositor’s willful misfeasance, bad faith or negligence (except errors in judgment) in the performance of its respective duties hereunder, or by reason of reckless disregard of its obligations and duties hereunder.  The Originator shall not be under any obligation to appear in, prosecute or defend any legal action that shall not be incidental to its obligations under this Agreement, and that in its opinion may involve it in any expense or liability.

Section 5.07         Merger or Consolidation of Originator; Change-in-Control.

(a)           The Originator will keep in full force and effect its existence, rights and franchise as a Maryland corporation, and the Originator will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement and of any of the Loans and to perform its duties under this Agreement.

(b)           Any Person into which the Originator may be merged or consolidated, or any entity resulting from such merger, conversion or consolidation to which the Originator is a party, or any Person succeeding by acquisition or transfer to substantially all of the assets and the business of the Originator shall be the successor to the Originator hereunder, without execution or filing of any paper or any further act on the part of any of the parties hereto, notwithstanding anything herein to the contrary; provided no such merger, conversion or consolidation of the Originator or transfer of substantially all of its assets and its business shall be permitted hereunder unless the Rating Agency Condition is satisfied with respect thereto.

(c)           Upon the occurrence of a change-in-control (including any merger or consolidation of the Originator or transfer of substantially all of its assets and its business, the Originator shall (i) provide the Trust Depositor, the Trustee and the Rating Agencies with notice of such change-in-control within 30 days after completion of the same, and (ii) satisfy the Rating Agency Condition after completion of the same.

Section 5.08         Delivery of Collections.

The Originator agrees to deliver to the Servicer promptly (but in no event later than two Business Days after receipt) all Collections received by the Originator in respect of a Loan, for application in accordance with Section 7.05 of the Sale and Servicing Agreement.

Section 5.09         Payments from Principal and Interest Account.

The Originator agrees not to make, or consent to, any change in the direction of, or instructions with respect to, any payments to be made by an Obligor in any manner that would diminish, impair, delay or otherwise materially adversely effect the timing or receipt of such payments into the Principal and Interest Account without the prior written consent of the Trustee and with the consent of the Majority Noteholders.

ARTICLE VI

REMEDIES UPON MISREPRESENTATION

Section 6.01                               Repurchases of, or Substitution for, Loans for Breach of Representations and Warranties.

(a)           In the event that the Trust Depositor determines that a Loan is an Ineligible Loan then the Originator must either repurchase such Ineligible Loan or substitute for such Ineligible Loan a Substitute Loan.  The repurchase price for such Ineligible Loan shall be the Transfer Deposit Amount.  In the event that the Originator substitutes a Substitute Loan for such Ineligible Loan at any time after the Effective Date, after giving effect to such substitution, the Portfolio Criteria must be satisfied for the applicable Substitute Loan to become part of the Collateral (or, if any component of the Portfolio Criteria was not satisfied prior to giving effect to such substitution, compliance with such component shall be maintained or improved after giving effect to such substitution).  In addition, the substitution of any Substitute Loan into the Collateral will be subject to the following requirements:

(i)            each Substitute Loan must have an Outstanding Loan Balance, or if more than one Substitute Loan will be added in replacement of a Loan to be reassigned by the Trust Depositor to the Originator the sum of the Outstanding Loan Balances of such Substitute Loans must be, equal to or greater than that of the Loan being substituted; and

(ii)           all actions or additional actions (if any) necessary to perfect the security interest and assignment of such Loan being substituted and Related Property to the Originator, and of such Substitute Loan and Related Property to the Trust Depositor, shall have been taken as of or prior to the date of substitution of such Loan.

(b)           A substitution may be accomplished by either (a) a contemporaneous substitution of a Substitute Loan meeting the criteria specified above for the Loan being replaced or (b) a deposit by the Servicer into the Principal and Interest Account of the Transfer Deposit Amount with respect to the Loan being replaced and then, within 90 days, the sale by the Originator to the Trust Depositor of one or more Substitute Loans in exchange for the funds so deposited.  In the event that the full Transfer Deposit Amount is not used to purchase Substitute Loans within the 90 day period, then the remaining amount of such funds previously deposited as described above will be distributed from the Principal and Interest Account and distributed, in accordance with the Priority of Payments, on the next Distribution Date, provided that, with respect to any such amounts constituting Principal Collections, no such distribution shall be made during the Replenishment Period unless the conditions for payment of a Special Redemption Amount by the Issuer are not satisfied with respect to such amount.  The price paid (or, in the case of a contemporaneous conveyance of a Substitute Loan pursuant to this Agreement, deemed paid) by the Trust Depositor for any Substitute Loan shall be an amount equal to (i) in the case of a Loan originated by the Originator, the Outstanding Loan Balance thereof and (ii) in the case of a Loan acquired by the Originator from a third party, the purchase price paid for such Loan, plus, in each case, accrued and unpaid interest thereon, which price may equal, exceed or be less than the fair market value of such Substitute Loan as of the related Cut-Off Date.

(c)           In the case of any substitution to be effected after the Replenishment Period, the Originator must provide written notice to each Rating Agency.

(d)           Prior to any substitution or repurchase effected pursuant to this Section 6.01, the Servicer shall deliver a written notice to the Trustee setting forth (1) the Originator’s intent to effect such a substitution or repurchase, (2) the specific Loan or Loans to be substituted or repurchased and (3) the reasons for such substitution or repurchase.

(e)           With respect to any Substitute Loans to be conveyed to the Trust Depositor by the Originator pursuant to this Agreement, the Originator shall sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse other than as expressly provided herein and therein (and the Trust Depositor shall be required to purchase through cash payment or by exchange of one or more related Loans released by the Issuer to the Trust Depositor on the related Cut-Off Date), all the right, title and interest of the Originator in and to the Substitute Loan Assets.  To the extent the purchase price paid to the Originator for any Substitute Loan is less than the fair market value, as determined by the Servicer, of such Substitute Loan, the difference between such fair market value and the purchase price shall be deemed to be a capital contribution made by the Originator to the Trust Depositor on the relevant Cut-Off Date.

(f)            Subject to the conditions set forth in Section 6.01(g), the Originator shall sell, transfer, assign, set over and otherwise convey to the Trust Depositor, without recourse other than as expressly provided herein, (i) all the right, title and interest of the Originator in and to the Substitute Loans purchased pursuant to this Section 6.01, and (ii) all other rights and property interests consisting of Substitute Loan Assets related to such Substitute Loans (the property in clauses (i) and (ii) above, upon such transfer, becoming part of the Collateral).

(g)           The Originator shall transfer to the Trust Depositor and the Trust Depositor shall transfer to the Issuer the Substitute Loans and the other property and rights related thereto described in Sections 6.01(e) and (f) only upon the satisfaction of each of the following conditions on or prior to the related Cut-Off Date (and the delivery of a related Loan Asset Certificate by the Trust Depositor and by the Originator shall be deemed a representation and warranty by the Trust Depositor and by the Originator that such conditions have been or will be, as of the related Cut-Off Date, satisfied):

(i)            the Trust Depositor and the Originator shall have provided the Owner Trustee and the Trustee with a timely Loan Asset Certificate complying with the definition thereof contained herein (a copy of which shall be provided to S&P promptly after it is delivered to the Owner Trustee), which Loan Asset Certificate shall be delivered no later than 11:00 a.m. (New York City time) on the date which is ten Business Days prior to the related Cut-Off Date;

(ii)           the conveyance of the Substitute Loans satisfies the Substitute Loan Qualification Conditions and the Portfolio Acquisition and Disposition Requirements;

(iii)          with respect to any substitution effected after the Effective Date, after giving effect to the inclusion of the applicable Substitute Loans in the Collateral, the Portfolio Criteria are satisfied; provided that if any component of the Portfolio Criteria is not satisfied prior to giving effect to such inclusion of a Substitute Loan, the Portfolio Criteria shall be deemed satisfied with respect to such component if the component is maintained or improved by the inclusion of such Substitute Loan;

(iv)          the Originator shall have delivered to the Trust Depositor, and the Trust Depositor shall have delivered to the Issuer, a duly updated Subsequent List of Loans listing the Substitute Loans; provided that each such Subsequent List of Loans shall separately identify (by attached schedule, or marking or other effective identifying designation) the related Loan or Loans being removed from the Issuer and replaced by the Substitution Loans, such replaced Loans being deleted from the List of Loans by virtue of the delivery of such Subsequent List of Loans;

(v)           the Trust Depositor shall have deposited or caused to be deposited in the Principal and Interest Account all Collections received with respect to the Substitute Loan on and after the related Cut-Off Date;

(vi)          each of the representations and warranties made by the Trust Depositor pursuant to Section 3.02 (including without limitation that each such Substitute Loan is an Eligible Loan and that less than 40% of the Aggregate Outstanding Loan Balance of the Collateral after such substitution shall consist of Loans principally secured by real property) and

Section 3.04 applicable to the Substitute Loan shall be true and correct as of the related Cut-Off Date;

(vii)         the Originator shall bear all incidental transaction costs incurred in connection with a substitution effected pursuant to this Agreement and shall, at its own expense, on or prior to the related Cut-Off Date and indicate in its Computer Records that ownership of each Substitute Loan identified on the Subsequent List of Loans has been sold by the Originator to the Trust Depositor and by the Trust Depositor to the Issuer pursuant to the Loan Sale Agreement and this Agreement, respectively; and

(viii)        the Originator shall provide written notice to each Rating Agency.

(h)           The Servicer, the Trust Depositor and the Trustee shall execute and deliver such instruments, consents or other documents and perform all acts reasonably requested by the Servicer in order to effect the transfer and release of any of the Trust Depositor’s interests in the Loans that are being substituted.

Section 6.02         Reassignment of Repurchased or Substituted Loans.

Upon receipt by the Trustee (i) for deposit in the Principal Collection Account of any amounts described in Section 6.01, (or upon the Cut-Off Date related to a Substitute Loan in case of a contemporaneous substitution described in Section 6.01) or (ii) of a Substitute Loan or Substitute Loans as contemplated by such Section 6.01, and upon receipt of an Officer’s Certificate of the Servicer in the form attached as Exhibit F to the Sale and Servicing Agreement, the Trustee shall assign to the Trust Depositor and the Trust Depositor shall assign to the Originator all of the Issuer’s (or Trust Depositor’s, as applicable) right, title and interest in the repurchased or substituted Loan and related Loan Assets without recourse, representation or warranty.  Such reassigned Loan shall no longer thereafter be included in any calculations of Outstanding Loan Balances or otherwise be deemed a part of the Issuer.

ARTICLE VII

INDEMNIFICATION BY THE ORIGINATOR

Section 7.01         Indemnification.

The Originator agrees to indemnify, defend and hold the Trust Depositor, its officers, directors, employees and agents (any one of which is an “Indemnified Party”) harmless from and against any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments (provided that any indemnification for damages is limited to actual damages, not consequential, special or punitive damages), reasonable legal fees and related costs and any other reasonable costs, fees and expenses that such Person may sustain as a result of the Originator’s gross negligence, willful misconduct or fraud in the performance of its duties hereunder, except to the extent such damages arise from the gross negligence, willful misconduct or fraud on the part of the Person claiming indemnification.  Any Person seeking indemnification hereunder shall promptly notify the Originator if such Person receives a complaint, claim, compulsory process or other notice of any loss, claim, damage or liability giving rise to a claim of indemnification hereunder but failure to provide such notice shall not relieve the Originator of its indemnification obligations hereunder unless the Originator is deprived of material, substantive or procedural rights or defenses as a result thereof.  The Originator shall assume (with the consent of the Indemnified Party, such consent not to be unreasonably withheld) the defense and any settlement of any such claim and promptly pay, discharge and satisfy any judgment or decree which may be entered against the Indemnified Party in respect of such claim.  If the consent of the Indemnified Party required in the immediately preceding sentence is unreasonably withheld, the Originator is relieved of its indemnification obligations hereunder with respect to such Person.  The parties agree that the provisions of this Section 7.01 shall not be interpreted to provide recourse to the Originator against loss by reason of the bankruptcy, insolvency or lack of creditworthiness of an Obligor with respect to a Loan.  The Originator shall have no liability for making indemnification hereunder to the extent any such indemnification constitutes recourse for uncollectible or uncollected Loans.

Section 7.02         Liabilities to Obligors.

Except with respect to the funding commitment assumed by the Issuer with respect to any Delayed Draw Term Loan or Revolving Loan, no obligation or liability to any Obligor under any of the Loans is intended to be assumed by the Trustees, the Issuer or the Securityholders under or as a result of this Agreement and the transactions contemplated hereby.

Section 7.03         Operation of Indemnities.

If the Originator has made any indemnity payments to the Trust Depositor or the Securityholders pursuant to this Article VII and the Trust Depositor or the Securityholders thereafter collect any such amounts from others, the Trust Depositor or the Securityholders, as applicable, will repay such amounts collected to the Originator, except that any payments received by the Trust Depositor or the Securityholders from an insurance provider as a result of the events under which the Originator’s indemnity payments arose shall be repaid prior to any repayment of the Originator’s indemnity payment.

ARTICLE VIII

MISCELLANEOUS

Section 8.01         Amendment.

(a)           This Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Trustee but without notice to or consent of the Securityholders, to cure any ambiguity, to correct or supplement any provisions herein, to comply with any changes in the Code, or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; provided that such action shall not, as evidenced by an Opinion of Counsel delivered to the Trustee, materially adversely affect the interests of any Securityholder, which Opinion of Counsel may rely upon an officer’s certificate with respect to the effect of any such amendment on the economic interests of any Securityholder; and provided further that no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts received on Loans which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate, or change the rights or obligations of any other party hereto without the consent of such party.

(b)           Except as provided in Section 8.01(a), this Agreement may be amended from time to time by the parties hereto by written agreement, with the prior written consent of the Trustee and with the consent of the Majority Noteholders adversely affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of the Notes or Certificates; provided that (i) no such amendment shall reduce in any manner the amount of, or delay the timing of, any amounts which are required to be distributed on any Note or Certificate without the consent of the Holder of such Note or Certificate or reduce the percentage of Holders of any Note or Certificate which are required to consent to any such amendment without the consent of the Holders of 100% of the Notes affected thereby and (ii) no amendment affecting only one Class shall require the approval of the Holders of any other Class.

(c)           Fifteen days prior to the execution of any such amendment or consent (other than any amendment to the List of Loans), the Originator shall cause the Trustee to furnish written notification of the substance of such amendment or consent, together with a copy thereof, to each applicable Rating Agency.  In addition, prior to the execution of any such amendment or consent, the Originator shall cause the Trustee to obtain written confirmation from each of Moody’s and S&P that entry into such amendment or consent satisfies the Moody’s Rating Condition and the S&P Rating Condition, respectively.

(d)           Promptly after the execution of any such amendment or consent, the Originator shall cause written notification of the substance of such amendment or consent to be furnished to the Noteholders by the Trustee and to the Certificateholders by the Owner Trustee.  It shall not be necessary for the consent of any Securityholders required pursuant to Section 8.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof.  The manner of obtaining such consents and of evidencing the authorization by the Securityholders of the execution thereof shall be subject to such reasonable requirements as the Trustee may prescribe for the Noteholders and as the Owner Trustee may prescribe for the Certificateholders.

(e)           Notwithstanding the above, any amendment to this Agreement that would have the effect of amending or modifying the Portfolio Criteria shall be subject to the following requirements and restrictions: (a) only clauses (b) through (i) of the definition of Portfolio Criteria may be amended, (b) such amendment shall satisfy the Rating Agency Condition, (c) such amendment shall not, as evidenced by an officer’s certificate of the Servicer delivered to the Trustee, materially adversely affect the interests of any Securityholder and (d) the Issuer shall deliver to the Noteholders the proposed amendment and the Majority Noteholders shall not have objected to such amendment within ten Business Days from the receipt thereof; provided that any amendment that would have the effect of modifying the calculation of clauses (b) through (i) of the definition of Portfolio Criteria in order to correspond to written changes in the guidelines, methodology or standards established by the Rating Agencies shall only be subject to satisfaction of the Rating Agency Condition.

(f)            Prior to the execution of any amendment to this Agreement, other than any amendment to the List of Loans, the Owner Trustee and the Trustee shall be entitled to receive and rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Agreement.  Each Trustee may, but shall not be obligated to, consent to any such amendment that affects such Trustee’s own rights, duties or immunities under this Agreement or otherwise.

(g)           It shall not be necessary for the Noteholders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof.

Section 8.02         Governing Law.

(a)           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THE AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(b)           EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT.  EACH PARTY HERETO (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.02(b).

Section 8.03         Notices.

All notices, demands, certificates, requests and communications hereunder (“notices”) shall be in writing and shall be effective (a) upon receipt when sent through the U.S. mails, registered or certified mail, return receipt requested, postage prepaid, with such receipt to be effective the date of delivery indicated on the return receipt, (b) one Business Day after delivery to an overnight courier, (c) on the date personally delivered to a Responsible Officer of the party to which sent, or (d) on the date transmitted by legible telecopier or electronic mail transmission with a confirmation of receipt, in all cases addressed to the recipient as follows:

(a)           if to the Originator:

Ares Capital Corporation
280 Park Avenue, 22nd Floor, Building East
New York, New York 10017
Attention: Michael J. Arougheti
Facsimile No.: (212) 750-1777

with a copy to:

Ares Capital Management LLC
1999 Avenue of the Stars, Suite 1900
Los Angeles, California 90067
Attention: Daniel F. Nguyen
Facsimile No.: (312) 201-4189

(b)           if to the Trust Depositor:

ARCC CLO 2006 LLC
280 Park Avenue, 22nd Floor, Building East
New York, New York 10017
Attention: Michael J. Arougheti
Facsimile No.: (212) 750-1777

with a copy to:

Ares Capital Management LLC
1999 Avenue of the Stars, Suite 1900
Los Angeles, California 90067
Attention: Daniel F. Nguyen
Facsimile No.: (312) 201-4189

Each party hereto may, by notice given in accordance herewith to each of the other parties hereto, designate any further or different address to which subsequent notices shall be sent.

Section 8.04         Severability of Provisions.

If one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever prohibited or held invalid or unenforceable, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement, the Notes or Certificates or the rights of the Securityholders, and any such prohibition, invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such covenant, agreement, provision or term in any other jurisdiction.

Section 8.05         Third Party Beneficiaries.

Except as otherwise specifically provided herein, the parties hereto hereby manifest their intent that no third party (other than the Issuer, the Trustee and the Owner Trustee) shall be deemed a third party beneficiary of this Agreement, and specifically that the Obligors are not third party beneficiaries of this Agreement.

Section 8.06         Counterparts.

This Agreement may be executed by facsimile signature and in several counterparts, each of which shall be an original and all of which shall together constitute but one and the same instrument.

Section 8.07         Headings.

The headings of the various Articles and Sections herein are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 8.08         No Bankruptcy Petition; Disclaimer.

(a)           Each of the Originator and the Trust Depositor covenants and agrees that, prior to the date that is one year and one day (or, if longer, the preference period then in effect and one day) after the payment in full of all amounts owing in respect of all outstanding Classes of Notes rated by any Rating Agency, it will not institute against the Trust Depositor (in the case of the Originator), or the Issuer, or join any other Person in instituting against the Trust Depositor or the Issuer, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceedings under the laws of the United States or any state of the United States.  This Section 8.08 will survive the termination of this Agreement.

(b)           The provisions of this Section 8.08 shall be for the third party benefit of those entitled to rely thereon, including the Securityholders, and shall survive the termination of this Agreement.

Section 8.09         Jurisdiction.

Any legal action or proceeding with respect to this Agreement may be brought in the courts of the United States for the Southern District of New York, and by execution and delivery of this Agreement, each party hereto consents, for itself and in respect of its property, to the non-exclusive jurisdiction of those courts.  Each such party irrevocably waives any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which it may now or hereafter have to the bringing of any action or proceeding in such jurisdiction in respect of this Agreement or any document related hereto.

Section 8.10 Prohibited Transactions with Respect to the Issuer.

The Originator shall not:

(a)           Provide credit to any Noteholder or Certificateholder for the purpose of enabling such Noteholder or Certificateholder to purchase Notes or Certificates, respectively;

(b)           Purchase any Notes or Certificates in an agency or trustee capacity; or

(c)           Except in its capacity as Servicer as provided in the Sale and Servicing Agreement, lend any money to the Issuer.

Section 8.11         No Partnership.

Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

Section 8.12         Successors and Assigns.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

Section 8.13         Duration of Agreement.

This Agreement shall continue in existence and effect until the termination of the Sale and Servicing Agreement.

Section 8.14         Limited Recourse.

The obligations of the Trust Depositor and the Originator under this Agreement and the other Transaction Documents are solely the corporate obligations of the Trust Depositor and the Originator, respectively.  No recourse shall be had for the payment of any amount owing by the Trust Depositor or the Originator or otherwise under this Agreement, any other Transaction Document or for the payment by the Trust Depositor or the Originator of any fee in respect hereof or thereof or any other obligation or claim of or against the Trust Depositor or the Originator arising out of or based upon this Agreement or any other Transaction Document, against any Affiliate, shareholder, partner, manager, member, director, officer, employee, representative or agent of the Trust Depositor or the Originator or of any Affiliate of such Person.  The provisions of this Section 8.14 shall survive the termination of this Agreement.

Section 8.15.        Temporary Participation and Elevation.

(a)           The parties hereto acknowledge that, as of the date hereof, the Originator holds a participation interest in and to that portion of the Initial Loan Assets (the “Participated Portion”) that are the subject matter of that certain Master Participation Agreement dated as of the date hereof between Ares Capital CP Funding LLC (“Ares CP”) and the Originator.  The parties hereto hereby expressly agree that, notwithstanding any provision contained in this Agreement or the other Transaction Documents to the contrary, but subject to the terms, conditions and restrictions, if any, contained in the credit documentation in respect of each of the Initial Loans, during the period from the date hereof to the Elevation Date with respect to each Initial Loan (the “Participation Period”), (i) the Trust Depositor shall be deemed to have purchased from the Originator, and the Originator shall be deemed to have sold and granted to the Trust Depositor, pursuant to this Agreement, in consideration of the purchase price set forth in Section 2.01(b), an undivided 100% participation interest (or, in the case of the Participated Portion, an undivided 100% subparticipation interest) in and to the Initial Loan Assets (the “Participation”) but otherwise on the same terms and conditions set forth herein, and the terms hereof shall be construed accordingly, mutatis mutandis.  For the avoidance of doubt, during the Participation Period with respect to an Initial Loan, such Initial Loan shall be deemed to be a Participated Loan for purposes of this Agreement.  The parties hereto shall cooperate to deliver such notices, obtain such consents, and/or fulfill such other requirements as may be necessary in connection with a participation (or, as applicable, subparticipation) of each Initial Loan pursuant to the terms of the credit documentation in respect of such Initial Loan.

(b)           From and after the date hereof, the parties hereto shall use commercially reasonable efforts to cause the Issuer or its designee to become the record lender in respect of, and holder of legal title to, each of the Initial Loans, in accordance with the terms of the credit documentation in respect of such Initial Loan (an “Elevation,” and the date of an Elevation, an “Elevation Date”).  On the Elevation Date with respect to each Initial Loan, without any further action by any entity, the Participation shall terminate and shall be of no further force or effect with respect to such Initial Loan (except that each party shall remain liable for any liabilities and obligations under this Section 8.15 that arose before such Elevation Date), and the Originator shall be deemed to have granted and conveyed the corresponding Initial Loan Assets by assignment to the Trust Depositor or its designee (as applicable).  Without limiting the generality of the foregoing, (i) the Originator agrees to use commercially reasonable efforts to cause Ares CP to enter into such assignment documentation with the Trust Depositor or its designee as may be required by the credit documentation in respect of any Initial Loan included in the Participated Portion in order to cause the Elevation with respect to such Initial Loan to occur, and (ii) the parties hereto agree to use commercially reasonable efforts to cause the Elevation with respect to each Initial Loan to occur within 60 days following the Closing Date.

(c)           The Originator shall not be held to the standard of care of a fiduciary or agent and shall not be a fiduciary or agent for the Trust Depositor but shall exercise only the same care in the administration of the Participation as if it had retained such interest beneficially for its own account.  Without limiting the generality of the foregoing, (i) the Originator shall not be liable for any error in judgment or for any action taken or omitted to be taken by it hereunder except for its gross negligence or willful misconduct and (ii) the Originator may rely on legal counsel, independent public accountants and other experts selected or accepted by the Originator and shall not be liable for any action taken or omitted to be taken in good faith by the Originator in accordance with the advice of such counsel, accountants or experts.  For the avoidance of doubt, (i) this Section 8.15(c) shall apply only to responsibilities of, and actions taken by, the Originator exclusively as a result of its status as grantor of the Participation pursuant to this Section 8.15, and (ii) nothing contained in this Section 8.15 shall relieve the Originator of its obligation to comply with the terms and provisions of this Agreement or from any liability for any breach of its representations, warranties, covenants or agreements contained herein.

[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers as of the day and year first above written.

ARES CAPITAL CORPORATION, as the originator

By:	/s/ Michael Arougheti
Name:	Michael Arougheti
Title:	President

ARES CLO 2006 LLC, as the Trust Depositor

By:	ARES CAPITAL CORPORATION, its sole member

By:	/s/ Michael Arougheti
Name:	Michael Arougheti
Title:	President